CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Scios Inc. on Form S-8 (File Nos. 2-90477, 2-97606, 33-39878, 33-51590 and
333-35201) and on Form S-3 (File No. 33-18958) of our report dated January 30, 1998, on our audits of the consolidated financial statements of Scios Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.




Coopers & Lybrand L.L.P.
March 27, 1998























                                  EXHIBIT 23.1
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